As filed with the Securities and Exchange Commission on September 9, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

National Rural Utilities

Cooperative Finance Corporation

(Exact name of registrant as specified in its charter)

District of Columbia	52-089-1669
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20701 Cooperative Way

Dulles, Virginia 20166

(703) 467-1800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roberta B. Aronson, General Counsel

National Rural Utilities Cooperative Finance Corporation

20701 Cooperative Way

Dulles, Virginia 20166

(703) 467-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory F. Parisi	Michael F. Fitzpatrick, Jr.
Hogan Lovells US LLP	Hunton & Williams LLP
Columbia Square	200 Park Avenue
555 Thirteenth Street, NW	New York, New York 10166
Washington, D.C. 20004	(212) 309-1000
(202) 637-8575

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Collateral trust bonds	(1)	(1)	(1)	(1)

(1)	An indeterminate amount of collateral trust bonds is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant hereby defers payment of the registration fee required in connection with this registration statement.

PROSPECTUS

National Rural Utilities

Cooperative Finance Corporation

Collateral Trust Bonds

________________

We plan to issue from time to time collateral trust bonds. We will provide the specific terms of the collateral trust bonds and the offering in one or more supplements to this prospectus. A prospectus supplement may also add, change or update information contained in this prospectus. You should read this prospectus and any applicable supplement carefully before you invest.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these bonds, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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Investing in the collateral trust bonds involves certain risks. See “Risk Factors” beginning on page 2 of this prospectus, as well as the risk factors that are incorporated by reference in this prospectus.

This prospectus may not be used to consummate sales of collateral trust bonds unless accompanied by a prospectus supplement.

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The date of this prospectus is September 9, 2016

ABOUT THIS PROSPECTUS

To understand the terms of the collateral trust bonds (the “bonds”) offered by this prospectus, you should carefully read this prospectus and any prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” and “Incorporation By Reference” for information on National Rural Utilities Cooperative Finance Corporation (“CFC” or the “Company,” also referred to as “we,” “us” and “our”), including its financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration procedure. Under this procedure, we may offer and sell bonds from time to time. Each time we offer bonds, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the bonds being offered, including the names of any underwriters, dealers or agents, the compensation of any underwriters, dealers or agents and the net proceeds to us. The prospectus supplement may contain information about any material U.S. federal income tax considerations relating to the bonds covered by the prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus.

We are not making an offer of these bonds in any state or jurisdiction where the offer is not permitted.

RISK FACTORS

Investing in the bonds involves significant risks. Before you invest in the bonds, you should carefully consider, among other matters, the following risks relating to the bonds, together with the risks and uncertainties discussed under “Forward-Looking Statements” and the other information included or incorporated by reference in this prospectus, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended May 31, 2016, as such risk factors may be updated from time to time in our Quarterly Reports on Form 10-Q.  Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.

The Trustee May Experience Difficulty Liquidating or Enforcing Payment on Mortgage Notes Pledged as Collateral After an Event of Default

If an event of default occurs under the indenture and is continuing 30 days following notice from the trustee requiring us to remedy such event of default, the trustee may sell any or all of the mortgage notes or other property pledged as collateral.

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If the trustee attempts to sell any or all of the mortgage notes or any other pledged property, the trustee may be unable to find a purchaser for such notes or property, or be unable to liquidate such notes or property in an orderly or timely manner. Additionally, the market value of such notes or property realized in any sale may not be sufficient to make bondholders whole. The amount to be received upon such sale would depend on many factors, including, but not limited to, the time and manner of sale.

The Bonds May have Limited or No Liquidity

There is currently no secondary market for the bonds to be issued and there can be no assurance that a secondary market will develop for such bonds. If a secondary market does develop, there can be no assurance that it will continue or that it will be sufficiently liquid to allow you to resell your bonds when you want or at a price that you wish to receive for your bonds. Unless the applicable prospectus supplement indicates otherwise, the bonds are not, and will not be, listed on any securities exchange. Future trading prices of the bonds, if any, will depend on many factors including, among other things, prevailing interest rates, our operating results and the market for similar securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the bonds covered by this prospectus. As permitted by SEC rules, this prospectus may not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the bonds. The registration statement, exhibits and schedules are available through the SEC’s public reference room or website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we have filed with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is an important part of this prospectus, and the information we subsequently file with the SEC will automatically update and supersede the information in this prospectus. Absent unusual circumstances, we will have no obligation to amend this prospectus, other than filing subsequent information with the SEC. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until this offering is completed:

•	Annual Report on Form 10-K for the year ended May 31, 2016 (filed August 25, 2016); and

•	Current Reports on Form 8-K, dated May 31, 2016 (filed June 2, 2016), July 1, 2016 (filed July 1, 2016) and September 1, 2016 (filed September 1, 2016).

We are not incorporating by reference any document or information that is deemed to be furnished and not filed in accordance with SEC rules.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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You may also request, at no cost, a copy of these filings (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference into such filings) by writing to or telephoning us at the following address:

National Rural Utilities Cooperative Finance Corporation

20701 Cooperative Way

Dulles, VA 20166

(703) 467-1800

Attn: J. Andrew Don

Senior Vice President and Chief Financial Officer

These filings are also available through the Financial Reporting subsection of the Investor Relations section of our website: www.nrucfc.coop. Information on our website does not constitute a part of this prospectus.

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You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone, including any salesman or broker, to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of the document in question.

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 FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference herein, contains certain statements that are considered “forward-looking statements” within the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions, whether in the negative or affirmative. All statements about future expectations or projections, including statements about loan volume, the appropriateness of the allowance for loan losses, operating income and expenses, leverage and debt to equity ratios, borrower financial performance, impaired loans, and sources and uses of liquidity, are forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance may differ materially from our forward-looking statements due to several factors. Factors that could cause future results to vary from our forward-looking statements include, but are not limited to, general economic conditions, legislative changes including those that could affect our tax status, governmental monetary and fiscal policies, demand for our loan products, lending competition, changes in the quality or composition of our loan portfolio, changes in our ability to access external financing, changes in the credit ratings on our debt, valuation of collateral supporting impaired loans, charges associated with our operation or disposition of foreclosed assets, regulatory and economic conditions in the rural electric industry, non-performance of counterparties to our derivative agreements, the costs and effects of legal or governmental proceedings involving CFC or its members, and other factors discussed in our annual and quarterly reports previously filed with the SEC. Except as required by law, we undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date on which the statement is made.

THE COMPANY

CFC is a member-owned cooperative association incorporated under the laws of the District of Columbia in April 1969. CFC’s principal purpose is to provide its members with financing to supplement the loan programs of the Rural Utilities Service of the United States Department of Agriculture. CFC makes loans to its rural electric members so they can acquire, construct and operate electric distribution, generation, transmission and related facilities. CFC also provides its members with credit enhancements in the form of letters of credit and guarantees of debt obligations. As a cooperative, CFC is owned by and exclusively serves its membership, which consists of not-for-profit entities or subsidiaries or affiliates of not-for-profit entities. CFC is exempt from federal income taxes under Section 501(c)(4) of the Internal Revenue Code. As a member owned cooperative, CFC’s objective is not to maximize profit, but rather to offer its members cost-based financial products and services consistent with sound financial management. CFC annually allocates its net earnings, which consist of net income excluding the effect of certain non-cash accounting entries, to (i) a cooperative education fund; (ii) a general reserve, if necessary; (iii) members based on each member’s patronage of CFC’s loan programs during the year; and (iv) a members’ capital reserve. As a member-owned cooperative, CFC has no publicly held equity securities outstanding. CFC funds its activities primarily through a combination of publicly and privately held debt securities, member investments and retained equity. The Company’s headquarters are located at 20701 Cooperative Way, Dulles, VA 20166 and its telephone number is (703) 467-1800.

Our financial statements include the consolidated accounts of CFC, Rural Telephone Finance Cooperative (“RTFC”) and National Cooperative Services Corporation (“NCSC”) and certain entities created and controlled by CFC to hold foreclosed assets resulting from defaulted loans or bankruptcy.

RTFC is a taxable Subchapter T cooperative association originally incorporated in South Dakota in 1987 and reincorporated as a member-owned cooperative association in the District of Columbia in 2005. RTFC’s principal purpose is to provide financing for its rural telecommunications members and their affiliates. RTFC’s membership consists of a combination of not-for-profit entities and for-profit entities. CFC is the sole lender to and manages the business operations of RTFC through a management agreement in effect until December 1, 2016, which is automatically renewed for one-year terms thereafter unless terminated by either party. Under a guarantee agreement, RTFC pays CFC a fee and, in exchange, CFC reimburses RTFC for loan losses. As permitted under

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Subchapter T of the Internal Revenue Code, RTFC pays income tax based on its net income, excluding patronage-sourced earnings allocated to its patrons. RTFC is headquartered with CFC in Dulles, Virginia.

NCSC is a taxable cooperative incorporated in 1981 in the District of Columbia as a member-owned cooperative association. The principal purpose of NCSC is to provide financing to its members, government or quasi-government entities which own electric utility systems that meet the Rural Electrification Act definition of “rural,” and the for-profit and nonprofit entities that are owned, operated or controlled by, or provide significant benefits to certain members of CFC. NCSC’s membership consisted of distribution systems, power supply systems and statewide and regional associations that were members of CFC as of May 31, 2016. CFC, which is the primary source of funding for NCSC, manages NCSC’s business operations under a management agreement that is automatically renewable on an annual basis unless terminated by either party. NCSC pays CFC a fee and, in exchange, CFC reimburses NCSC for loan losses under a guarantee agreement. As a taxable cooperative, NCSC pays income tax based on its reported taxable income and deductions. NCSC is headquartered with CFC in Dulles, Virginia.

At May 31, 2016, after taking into consideration systems that are members of both CFC and NCSC and eliminating memberships between CFC, RTFC and NCSC, our consolidated membership totaled 1,463 members and 230 associates. Our consolidated members include 839 electric distribution systems, 71 power supply systems, 487 telecommunication members, 66 statewide and regional associations, and one national association of cooperatives. The service territories of our electric distribution systems, power supply systems and telecommunication members are located in 49 states, the District of Columbia and two U.S. territories.

RATIO OF EARNINGS TO FIXED CHARGES

The ratios of earnings to fixed charges for CFC for each of the five years ended May 31, 2016, 2015, 2014, 2013 and 2012 are included in Exhibit 12 to the Annual Report on Form 10-K for the year ended May 31, 2016 and are incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the bonds will be added to the general funds of CFC and will be available for loans and for use in connection with the retirement of debt.

DESCRIPTION OF THE COLLATERAL TRUST BONDS

The following description summarizes the general terms and provisions that may apply to the bonds. Each prospectus supplement will state the particular terms of the bonds and the extent, if any, to which the general provisions may apply to the bonds included in the prospectus supplement.

General

The bonds will be issued under an indenture between CFC and U.S. Bank National Association as trustee, or other trustee to be named, dated as of October 25, 2007 (the “indenture”). The statements in this prospectus concerning the indenture, one or more supplemental indentures, board resolutions or officers’ certificates establishing the bonds, and the bonds are merely an outline and do not purport to be complete. We refer you to the indenture and any supplemental indenture, each of which is or will be incorporated by reference into this prospectus, for further information.

Reference is made to the prospectus supplement relating to any particular issue of bonds for the following terms:

•	the title and any limit on the aggregate principal amount of the bonds to be issued;

•	the persons to whom interest on the bonds, or any tranche thereof, is payable, if other than the persons in whose names the bonds are registered on the regular record date;

•	the date or dates on which the bonds will mature;

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•	the annual rate or rates (which may be fixed or variable) at which such bonds, or any tranche thereof, will bear interest or any formula or method by which such rate or rates will be determined;

•	the date or dates from which the interest will accrue and the date or dates at which interest will be payable;

•	the place or places where payments may be made on the bonds or any tranche thereof, registration of transfer may be effected, exchanges of bonds or any tranche thereof may be effected and notices to or demands upon the Company may be served;

•	any redemption or sinking fund terms;

•	the obligation or obligations, if any, to redeem or purchase the bonds, or any tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a holder and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the bonds will be redeemed or purchased;

•	the denominations in which the bonds, or any tranche thereof, will be issuable, if other than $1,000 and any integral multiple thereof;

•	the currency or currencies in which payment of the principal of and premium, if any, and interest, if any, on the bonds, or any tranche thereof, will be payable (if other than U.S. dollars), and, if to be payable in a currency or currencies other than that in which the bonds, or any tranche thereof, are denominated, the period or periods within which, and the terms and conditions upon which, the election may be made, and if denominated or payable in any currency or currencies other than U.S. dollars, the method by which the bonds, or any tranche thereof, will be valued;

•	if the principal of or premium, if any, or interest, if any, on the bonds, or any tranche thereof, is to be payable in securities or other property at the election of CFC or a holder, the type and amount of the securities or other property, or the formula or method by which the amount will be determined, and the periods within which, and the terms and conditions upon which, any election may be made;

•	if the amount payable in respect of principal of or any premium, if any, or interest, if any, on such bonds, or any tranche thereof, may be determined with reference to an index or other fact or event ascertainable outside the indenture, the manner in which the amounts will be determined;

•	if other than the principal amount of the bonds, the portion of the principal amount of the bonds, or any tranche thereof, payable upon declaration of the acceleration of the maturity;

•	the terms, if any, on which bonds, or any tranche thereof, may be converted into or exchanged for securities of CFC or any other person;

•	any events of default, in addition to those specified under “Events of Default” in the indenture, with respect to the bonds, and any covenants of CFC for the benefit of the holders of the bonds, in addition to those set forth in Article 7 of the indenture;

•	if the bonds or any tranche thereof are to be issued in global form, the depositary with respect to the global bond or bonds, any limitations on the rights of the holders of the bonds to transfer or exchange them or to obtain the registration of transfer or to obtain certificates in definitive form in lieu of temporary form, and any and all other matters incidental to such bonds;

•	if the bonds or any tranche thereof are to be issuable as bearer securities, any and all matters incidental thereto;

•	any limitations on the rights of a holder to transfer or exchange the bonds or to obtain the registration of transfer thereof, and the amount or terms of any service charge for the registration of transfer or exchange of

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the bonds;

•	the right, if any, of CFC to limit or discharge the indenture as to the bonds or any tranche thereof;

•	whether and under what circumstances CFC will pay additional amounts on the bonds, or any tranche thereof, held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms CFC will have the option to redeem the bonds rather than pay the additional amounts; and

•	any other terms of the bonds or any tranche thereof, not inconsistent with the provisions of the indenture. (Section 2.03)

The bonds may be issued in registered form, a form registered as to principal only, or any combination thereof. In addition, all or a portion of the bonds may be issued in temporary or definitive global form.

Unless stated otherwise in any supplemental indenture, CFC may also re-open a previous series of bonds of any series without the consent of the holders of the bonds of any series and issue additional bonds of the same series, which additional bonds will have the same terms as the original series except for the issue price and the issue date. CFC will not issue any additional bonds of the same series unless the additional bonds will be fungible with all bonds of the same series for United States Federal income tax purposes.

Security

The bonds will be secured equally with outstanding bonds issued under the indenture, by the pledge with the trustee of eligible collateral having an “allowable amount” at least equal to the aggregate principal amount of bonds outstanding. The indenture provides that eligible collateral will consist of cash, eligible mortgage notes of distribution system members and permitted investments. The allowable amount of cash is 100% thereof, the allowable amount of eligible mortgage notes is the amount advanced and not repaid and the allowable amount of permitted investments is their cost to CFC (exclusive of accrued interest and brokerage commissions). However, the allowable amount of permitted investments traded on a national securities exchange or in any over-the-counter market is their fair market value as determined by CFC. For purposes of the indenture and as used in describing the bonds herein, a “member” is any person which is a member of CFC, and a “distribution system member” is a member 50% or more of whose gross operating revenues are derived from sales of electricity to end users, as determined as of the end of the last completed calendar year. (Sections 1.01 and 3.01)

CFC has previously issued collateral trust bonds, including under an indenture dated as of February 15, 1994, between CFC and U.S. Bank National Association, as successor trustee. The collateral under the indenture dated as of February 15, 1994 secures only those bonds issued thereunder, and will not secure bonds issued hereby. As of May 31, 2016, $800,000,000 aggregate principal amount of bonds issued under the indenture dated February 15, 1994 are outstanding.

As a condition to the authentication and delivery of bonds or to the withdrawal of collateral, and in any event at least once a year, CFC must certify to the trustee that:

•	the allowable amount of eligible collateral pledged under the indenture is at least equal to the aggregate principal amount of bonds to be outstanding immediately after the authentication and delivery of such bonds;

•	the allowable amount of eligible collateral pledged under the indenture after any withdrawal of collateral is at least equal to the aggregate principal amount of bonds to be outstanding immediately after such withdrawal;

•	each eligible mortgage note included in the eligible collateral so certified is an eligible mortgage note of a member having an Equity Ratio (defined below) of at least 20% and an Average Coverage Ratio (defined below) of at least 1.35; and

•	the aggregate allowable amount of all eligible mortgage notes of any one member so certified does not exceed 10% of the aggregate allowable amount of all eligible collateral so certified. (Sections 3.01, 6.01 and

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7.13)

CFC is also entitled to the authentication and delivery of bonds on the basis of the retirement of outstanding bonds at their final maturity or by redemption at the option of CFC. (Section 3.02)

The indenture provides that bonds may be issued without limitation as to aggregate principal amount so long as the allowable amount of eligible collateral pledged under the indenture at least equals the aggregate principal amount of bonds to be outstanding and meets the other requirements set forth herein. (Sections 2.03 and 13.01)

“Eligible mortgage note” means a mortgage note of a distribution system member which is secured by a validly existing mortgage under which no “event of default” as defined in the mortgage shall have occurred and shall have resulted in the exercise of any right or remedy described in the mortgage. (Section 1.01)

“Equity Ratio” of any member means the ratio determined by dividing such member’s equities and margins at the end of the last completed calendar year by such member’s total assets and other debits at such date, in each case computed in accordance with the Uniform System of Accounts prescribed by RUS, or if such member does not prepare its financial statements in accordance with the Uniform System of Accounts prescribed by RUS, then in accordance with Generally Accepted Accounting Principles (“GAAP”). (Section 1.01)

“Coverage Ratio” of any member for any completed calendar year of such member means the ratio determined by adding such member’s patronage capital and operating margins, non-operating margins—interest, interest expense with respect to long-term debt and depreciation and amortization expense for such year, and dividing the sum so obtained by the sum of all payments of principal and interest required to be made during such year on account of such member’s long-term debt (but in the event any portion of such member’s long-term debt was refinanced during such year, the payments of principal and interest required to be made during such year in respect thereof shall be based (in lieu of actual payments thereon) upon the larger of (x) an annualization of such payments required to be made with respect to the refinancing debt during the portion of such year such refinancing debt is outstanding and (y) the payments of principal and interest required to be made during the following year on account of such refinancing debt); patronage capital and operating margins, interest expense with respect to long-term debt, depreciation and amortization expense, non-operating margins—interest and long-term debt being determined in accordance with the Uniform System of Accounts prescribed at the time by RUS or, if such member does not maintain its accounts in accordance with said Uniform System of Accounts, otherwise determined in accordance with GAAP, except that (i) in computing interest expense with respect to long-term debt, and payments of interest required to be made on account of long-term debt, for the purpose of the foregoing definition, there shall be added, to the extent not otherwise included, an amount equal to 33 1/3% of the excess of the restricted rentals paid by such member for such year over 2% of such member’s equities and margins for such year as defined in the Uniform System of Accounts prescribed by RUS or, if such member does not maintain its accounts in accordance with said Uniform System of Accounts, otherwise determined in accordance with GAAP, and (ii) in computing such member’s patronage capital and operating margins for the purpose of the foregoing definition, all cash received in respect of generation and transmission and other capital credits shall be included. The “Average Coverage Ratio” of any member means the average of the two higher coverage ratios of a member for each of the last three completed calendar years. (Section 1.01) The effect of these provisions is to exclude from the computation of the coverage ratio capital credits, except to the extent received by the member in the form of cash.

The indenture requires that each mortgage securing an eligible mortgage note be consistent with CFC’s standard lending practices from time to time. (Section 1.01) There are no requirements in the indenture as to the value of the property subject to the lien of a mortgage.

The indenture provides that, unless an event of default under the indenture exists, and other than certain limited duties specified in the indenture, the trustee shall have no duties or responsibilities with regard to any mortgage, and no responsibilities with regard to the value of any property subject thereto. (Section 4.03)

“Permitted investments” are defined to include:

•	obligations of or guaranteed by the United States or any agency thereof for which the full faith and credit of the obligor shall be pledged and which shall mature, except in the case of obligations guaranteed by RUS, not

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more than two years after purchase;

•	obligations of any state or municipality, or subdivision or agency of either thereof, which shall mature not more than two years after the purchase thereof and are rated AA (or equivalent) or better by at least two nationally recognized statistical rating organizations or having a comparable rating in the event of any future change in the rating system of such agencies;

•	certificates of deposit or time deposits of any bank or trust company organized under the laws of the United States or any state thereof, having at least $500,000,000 of capital and surplus and maturing not more than two years after purchase; and

•	commercial paper of bank holding companies or other issuers, other than CFC, generally rated in the highest category by at least two nationally recognized statistical rating agencies and maturing not more than one year after purchase. (Section 5.03)

Exercise of Rights under Pledged Mortgage Notes; Receipt of Payments

Until the occurrence of an event of default under the indenture, CFC retains the right to control the exercise of rights and powers under mortgage notes pledged under the indenture. (Section 15.01) Unless an event of default under the indenture occurs, CFC will be entitled to receive and retain all payments on account of principal, premium and interest on the eligible mortgage notes and permitted investments on deposit with the trustee. (Section 4.02)

Modification of the Indenture

Modifications of the provisions of the indenture may be made with the consent of the holders of not less than a majority in aggregate principal amount of the then outstanding bonds, but, without the consent of the holder of each bond affected thereby, no such modification may:

•	effect a reduction, or a change of the stated time of payment, of the principal of or interest on any bond or of any premium payable on redemption, change the coin or currency in which the bond is payable, or impair the right to take legal action for the enforcement of any such payment;

•	permit the creation of any prior or equal lien on pledged property under the indenture, terminate the lien under the indenture, or deprive the holder of any bond of the lien created by the indenture;

•	reduce the above-stated percentage of holders of bonds whose consent is required to modify the indenture or the percentage of holders of bonds whose consent is required for any waiver under the indenture; or

•	modify any of the provisions of certain sections of the indenture, except to increase any percentage of holders or to provide that certain provisions of the indenture cannot be modified or waived without the consent of the holder of each bond affected. (Section 13.02)

The indenture provides that CFC and the trustee may, without the consent of any holders of bonds, enter into supplemental indentures for the purposes of:

•	evidencing the succession of another company to the indenture and the assumption of all covenants of the indenture by such company;

•	adding to CFC’s covenants or events of default;

•	changing or eliminating any restriction on the payment of principal of bonds, provided any such action does not adversely affect the interests of the holders of bonds in any material respect;

•	conveying, transferring and assigning to the trustee, and subjecting to the lien of the indenture, additional properties of CFC, and correcting or amplifying the description of any property at any time;

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•	establishing the form or terms of bonds of any series;

•	providing for the issuance of uncertificated bonds, original issue discount bonds and bonds payable in foreign currencies of one or more series;

•	modifying, eliminating or adding to the indenture for purposes of maintaining qualification under the Trust Indenture Act;

•	curing ambiguities or inconsistencies in the indenture or, provided the action does not adversely affect the interests of the holders of any series of bonds in any material respect, making other provisions with respect to matters arising under the indenture; or

•	providing for mortgage notes, mortgages and/or loan agreements to be deposited with a depositary or an agency and/or permitting the addition to and withdrawal from the pledged property of such instruments, to be evidenced by a “book-entry” or other notation not requiring physical delivery of such instruments. (Section 13.01)

Waiver of Certain Covenants

Under the indenture, CFC will not be required to comply with certain covenants and conditions if the holders of at least a majority in principal amount of the then outstanding bonds waive compliance with such covenant or condition in such instance or generally, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived. (Section 7.16)

Events of Default

Each of the following will constitute an event of default under the indenture:

•	failure to pay interest on any bonds for 30 days after the interest becomes due;

•	failure to pay principal or any premium on any bonds at their maturity or upon redemption;

•	default in the making of any sinking fund payment;

•	default in the performance or breach of specified covenants in the indenture for 60 days after such default is known to any officer of CFC, including the covenant to maintain eligible collateral outlined above;

•	failure to perform any other covenant or warranty in the indenture for 60 days after notice from the trustee to CFC or from holders of at least 25% in principal amount of the then outstanding bonds to CFC and the trustee; and

•	specified events of bankruptcy, reorganization or insolvency. (Section 9.01)

CFC is required to file annually with the trustee a written statement as to CFC compliance with the conditions and covenants under the indenture. (Section 7.15) In case an event of default should occur and be continuing, the trustee or the holders of at least 25% in principal amount of the bonds then outstanding may declare the principal of the bonds to be immediately due and payable. Each declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the bonds at the time outstanding. (Section 9.02)

Further, if an event of default shall have occurred and be continuing for 30 days following notice and demand for remedy of such event of default from the trustee, the trustee may sell any or all of the mortgage notes or other property pledged as collateral under the indenture. (Section 9.03)

Additionally, if an event of default shall have occurred and be continuing for 30 days following notice and demand for remedy of such event of default from the trustee, the trustee shall, upon the written request of the holders of a majority in aggregate principal amount of the bonds then outstanding and the offering of indemnity as

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discussed below, proceed by suit or other action to enforce payment of the bonds or the underlying mortgage notes or other property pledged as collateral. (Sections 9.03 and 9.08)

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the bonds, unless the holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by compliance. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the bonds then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. The trustee is not required to expend or risk its own funds or incur financial liability if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured. (Sections 9.08, 10.01 and 10.03)

The indenture provides that on receipt by the trustee of notice of an event of default, declaring an acceleration or directing the time, method or place of conducting a proceeding at law if an event of default has occurred and is continuing, the trustee shall, with respect to any series of bonds represented by a global bond or bonds, and may, with respect to any other series of bonds, establish a record date for the purpose of determining holders of outstanding bonds of the series entitled to join in the notice. (Sections 9.01, 9.02 and 9.08)

Satisfaction and Discharge; Defeasance

At the request of CFC, the indenture will cease to be in effect as to CFC, except for certain obligations to register the transfer or exchange of bonds and hold moneys for payment in trust with respect to the bonds, when the principal of and interest on bonds have been paid and/or CFC has deposited with the trustee, in trust, money or U.S. government obligations which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay all the principal of, and interest on, the bonds in accordance with the terms of the bonds, or such bonds are deemed paid and discharged in the manner described in the next paragraph. (Section 14.01)

Unless the prospectus supplement relating to the bonds provides otherwise, CFC at its option will be discharged from any and all obligations in respect of the bonds, except for certain obligations to register the transfer or exchange of bonds, replace stolen, lost or mutilated bonds, maintain paying agencies and hold moneys for payment in trust, or need not comply with certain restrictive covenants of the indenture, in each case on the 91st day after CFC deposits with the trustee, in trust, money and U.S. government obligations, or, in the case of bonds denominated in a foreign currency, foreign government securities, which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay in the currency, currencies or currency unit or units in which the bonds are payable all the principal of, and interest on, the bonds on the dates on which payments are due in accordance with the terms of the bonds. Among the conditions to CFC’s exercising this option, CFC is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the bonds to recognize income, gain or loss for United States Federal income tax purposes and that such holders will be subject to United States Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such deposit and related defeasance had not occurred. (Section 14.02)

At the request of CFC, the trustee will deliver or pay to CFC any U.S. government obligations, foreign government securities or money deposited with the trustee by CFC for the purposes described in the preceding two paragraphs and which, in the opinion of an independent accountant, are in excess of the amount which would then have been required to be deposited for such purposes. In addition, the trustee, in exchange for other U.S. government obligations, foreign government securities or money, will deliver or pay to CFC, at CFC’s request, U.S. government obligations, foreign government securities or money deposited with the trustee for the purposes described in the preceding two paragraphs, so long as the exchange occurs simultaneously, CFC has delivered to the trustee an officers’ certificate and opinion of counsel stating that all related conditions precedent have been complied with, and in the opinion of an independent accountant, immediately after the exchange, the obligations, securities or money then held by the trustee will be in the amount as would then have been required to be deposited with the trustee for these purposes. (Section 14.02)

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Governing Law

The indenture is, and the bonds will be, governed by and construed in accordance with the laws of the State of New York.

The Trustee

U.S. Bank National Association is the trustee with respect to all bonds issued under the indenture.

PLAN OF DISTRIBUTION

Bonds of any series may be sold to the public through dealers, agents, an underwriter or an underwriting syndicate. The dealers, agents or underwriters with respect to an offering of bonds will be named in the prospectus supplement relating to the offering. If a dealer is utilized in the sale of any bonds, CFC will sell such bonds to the dealer, as principal. The dealer may then resell the bonds to the public at varying prices to be determined by the dealer at the time of resale. The initial public offering price and any discounts or concessions allowed or reallowed or paid to any dealers set forth in the prospectus supplement may change from time to time.

If an agent is utilized in the sale, unless otherwise indicated in the prospectus supplement, any such agent will be acting on a reasonable best-efforts basis for the period of its appointment.

If underwriters are utilized in the sale, CFC will enter into an underwriting agreement with those underwriters and the underwriters will use the prospectus supplement to make resales of the bonds. Unless otherwise set forth in the prospectus supplement, the obligations of any underwriters to purchase bonds will be subject to conditions precedent and the underwriters will be obligated to purchase all of the bonds if any are purchased.

Any dealers, agents and underwriters may be deemed to be underwriters and any discounts, commissions or concessions received by them from CFC or any profit on the resale of the bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person who may be deemed to be an underwriter and any such compensation received from CFC will be described in the prospectus supplement.

Under agreements entered into with CFC, dealers, agents and underwriters who participate in the distribution of the bonds may be entitled to indemnification by CFC against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

The place and time of delivery for the bonds in respect of which this prospectus is delivered will be set forth in the prospectus supplement.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for CFC in the ordinary course of business.

In connection with offerings made hereby, the underwriters or agents may purchase and sell the bonds in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the underwriters or agents in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the bonds, and short positions created by the underwriters or agents involve the sale by the underwriters or agents of a greater aggregate principal amount of bonds than they are required to purchase from CFC. The underwriters or agents also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the bonds sold in an offering may be reclaimed by the underwriters or agents if such bonds are repurchased in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the bonds, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

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LEGAL OPINIONS

The validity of the bonds offered hereby and certain other matters in connection with an offering of bonds will be passed upon for CFC by Hogan Lovells US LLP, Washington, D.C. The dealers, agents or underwriters, if any, will be represented by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of National Rural Utilities Cooperative Finance Corporation as of May 31, 2016 and 2015, and for each of the years in the three-year period ended May 31, 2016, have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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PART II

Item 14. Other Expenses of Issuance and Distribution

An indeterminate amount of the bonds is being registered pursuant to this prospectus. Accordingly, the amount of expenses payable by CFC for the issuance and distribution of the bonds is not known at this time. Such expenses include underwriter compensation, SEC registration fees, printing expenses, legal and accounting fees and expenses, fees and expenses of the Trustee and counsel, rating agency fees and other expenses. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, CFC is deferring payment of the SEC registration fee. Based on CFC’s experience with its previous public offerings of securities, CFC does not expect the amount of such total expenses (other than underwriting compensation) to exceed 0.1% of the gross proceeds from the sale of the bonds. At this level, the total expenses (other than underwriting compensation) for each bond issuance is not expected to exceed $300,000.

Item 15. Indemnification of Directors and Officers

The bylaws of CFC provide for indemnification of all CFC directors, officers and employees to the fullest extent authorized by law, as the law exists or may change (to the extent such changes broaden the indemnification rights of indemnitees).

Section 29-306.51 of the District of Columbia Business Organizations Code (the “Business Organizations Code”) provides that a corporation may indemnify a director if the director:

“(1)(A) Conducted himself or herself in good faith; (B) reasonably believed: (i) in the case of conduct in an official capacity, that his or her conduct was in the best interests of the corporation; and (ii) in all other cases, that the director’s conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; or (2) engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.”

Furthermore, Section 29-306.56 of the Business Organizations Code permits a corporation to indemnify an officer:

“(1) to the same extent as a director; and (2) if he or she is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract, except for liability (A) in connection with a proceeding by or in the right of the corporation other than for expenses incurred in connection with the proceeding; or (B) arising out of conduct that constitutes: (i) receipt by the officer of a financial benefit to which the officer is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; or (iii) an intentional violation of criminal law.”

Subsection (2) in the immediately preceding paragraph applies to an officer who is also a director if the basis on which the officer is made a party to the proceeding is an act or omission solely as an officer.

An officer who is not a director shall be entitled to mandatory indemnification under the Business Organizations Code and may apply to the Superior Court for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under the applicable provisions of the Business Organizations Code.

Item 16. List of Exhibits

Exhibit	Description

1.1	Form of Underwriting Agreement to be used in connection with collateral trust bonds.*

4.1	Indenture, dated as of October 25, 2007, between CFC and U.S. Bank National Association, as Trustee, relating to collateral trust bonds. Incorporated by reference to

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Exhibit 4.1 to Registration Statement on Form S-3 filed with the SEC on October 26, 2007.

4.2	Form of Fixed Rate Collateral Trust Bond.*

4.3	Form of Floating Rate Collateral Trust Bond.*

5.1	Opinion and consent of Hogan Lovells US LLP.

12	Schedule of computation of ratio of margins to fixed charges. Incorporated by reference to Exhibit 12 to CFC’s Annual Report on Form 10-K filed on August 25, 2016.

23.1	Consent of KPMG LLP.

23.2	Consent of Hogan Lovells US LLP. Included as part of Exhibit 5.1.

24	Power of Attorney (included in signature pages of this registration statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee with respect to the Indenture dated as of October 25, 2007.

____________

*	To be filed by amendment or as an exhibit to a Form 8-K filed by the registrant in connection with any offering of securities registered hereby.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a

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new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Loudoun, Commonwealth of Virginia, on the 9th day of September, 2016.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By:	/s/ Sheldon C. Petersen
Sheldon C. Petersen Chief Executive Officer

POWER OF ATTORNEY

The registrant and each person whose original signature appears below hereby authorize each of Sheldon C. Petersen, J. Andrew Don and Roberta B. Aronson (the “Agents”) to file one or more amendments (including post-effective amendments) to the registration statement, which amendments may make such changes in the registration statement as such Agent deems appropriate, and the registrant and each such person hereby appoints each such Agent as attorney-in-fact to execute in the name and on behalf of the registrant and each such person, individually and in each capacity stated below, any such amendments to the registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed below by the following persons in the capacities indicated on September 9, 2016.

Signature	Title

/s/ Sheldon C. Petersen	Chief Executive Officer
Sheldon C. Petersen

/s/ J. ANDREW DON	Senior Vice President and Chief Financial Officer
J. Andrew Don	(Principal Financial Officer)

/s/ Robert E. Geier	Vice President and Controller
Robert E. Geier	(Principal Accounting Officer)

/s/ R. GRANT CLAWSON	President and Director
R. Grant Clawson

/s/ MIKE CAMPBELL	Vice President and Director
Mike Campbell

/s/ HARRY N. PARK	Secretary-Treasurer and Director
Harry N. Park

/s/ PATRICK L. BRIDGES	Director
Patrick L. Bridges

/s/ ROBERT BROCKMAN	Director
Robert Brockman

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/s/ PHILIP A. CARSON	Director
Philip A. Carson

/s/ MEL COLEMAN	Director
Mel Coleman

/s/ KENT D. FARMER	Director
Kent D. Farmer

/s/ ROMAN E. GILLEN	Director
Roman E. Gillen

/s/ DOYLE JAY HANSON	Director
Doyle Jay Hanson

/s/ THOMAS L. HAYES	Director
Thomas L. Hayes

/s/ ROBERT M. HILL	Director
Robert M. Hill

/s/ JIMMY A. LAFOY	Director
Jimmy A. LaFoy

/s/ CURTIN R. RAKESTRAW II	Director
Curtin R. Rakestraw II

/s/ DEBRA L. ROBINSON	Director
Debra L. Robinson

/s/ BRADLEY J. SCHARDIN	Director
Bradley J. Schardin

/s/ MARK D. SNOWDEN	Director
Mark D. Snowden

/s/ DEAN R. TESCH	Director
Dean R. Tesch

/s/ KIRK A. THOMPSON	Director
Kirk A. Thompson

/s/ STEPHEN C. VAIL	Director
Stephen C. Vail

/s/ TODD P. WARE	Director
Todd P. Ware

/s/ ALAN W. WATTLES	Director
Alan W. Wattles

/s/ GREGORY D. WILLIAMS	Director
Gregory D. Williams

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EXHIBIT INDEX

Exhibit Number	Exhibit

1.1	Form of Underwriting Agreement to be used in connection with collateral trust bonds.*

4.1	Indenture, dated as of October 25, 2007, between CFC and U.S. Bank National Association, as Trustee, relating to collateral trust bonds. Incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-3 filed with the SEC on October 26, 2007.

4.2	Form of Fixed Rate Collateral Trust Bond.*

4.3	Form of Floating Rate Collateral Trust Bond.*

5.1	Opinion and consent of Hogan Lovells US LLP.

12	Schedule of computation of ratio of earnings to fixed charges. Incorporated by reference to Exhibit 12 to CFC’s Annual Report on Form 10-K filed on August 25, 2016.

23.1	Consent of KPMG LLP.

23.2	Consent of Hogan Lovells US LLP. Included as part of Exhibit 5.1.

24	Power of Attorney (included in signature pages of this registration statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee with respect to the Indenture dated as of October 25, 2007.

____________

*	To be filed by amendment or as an exhibit to a Form 8-K filed by the registrant in connection with any offering of securities registered hereby.

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